Exhibit 99.1

Amwell Enhances Virtual Care Platform with Two Acquisitions: SilverCloud Health and Conversa Health

Transactions Advance Amwell’s Strategy to Enable Health Systems’ and Health Plans’ Telehealth Programs with Ongoing Organic and Inorganic Platform Enhancements

Acquisitions Bring Proven Longitudinal Care and Behavioral Healthcare Capabilities, Expanding Amwell’s Ability to Improve Patient Care Between Visits Using Interactive Technologies

Boston, MA. July 28, 2021 –Amwell®, (NYSE: AMWL) a national telehealth leader, today announced that it has signed definitive agreements to acquire SilverCloud Health, a leading digital mental health platform, and Conversa Health, a leader in automated virtual healthcare. By adding the technology of these two companies to its virtual care platform, Amwell is greatly enhancing the differentiated value it can bring to current and future clients. Each company brings unique, proven capabilities that will position Amwell to materially advance the reach and impact of care teams on patients’ lives through the use of interactive tools that strengthen the cohesion between physical and virtual care.

“We believe that future care delivery will inevitably blend in-person, virtual and digital care experiences; and as such, we are uniquely building a global platform to support such advanced, coordinated care,” said Ido Schoenberg, Chairman and Co-CEO, Amwell. “By integrating SilverCloud Health and Conversa Health into our platform we are demonstrating Amwell’s fundamental and repeatable design to continually scale digital healthcare services across the different sites of care. These acquisitions will amplify the presence and reach of care teams and reaffirm that as the needs of the healthcare marketplace evolve, so too will the Amwell platform.”

Both SilverCloud Health and Conversa Health have shown they can enable a more efficient blend of in-person, virtual and digital care, and in turn have helped to lower operational and healthcare costs, as well as advanced care outcomes. With these acquisitions and in partnership with those on its platform, Amwell can accelerate its work to redefine the practice of medicine to include always-on healthcare companionship that makes the balance and transition between interactive, digital and in-person care more fluid.

SilverCloud Health: SilverCloud Health delivers a range of digital cognitive behavioral health programs that are evidence-based and clinically validatedi. These programs have shown results equivalent to face-to-face care for the 1 in 5 people with a diagnosable mental health condition and have helped over 65 percentii of patient, member, and employee users to experience significant decreases in depression and anxiety symptoms. Used globally by more than 300 organizations including Kaiser-Permanente, Optum, Providence Health and over 80 percent of the U.K.’s National Health Service mental health services, Amwell will leverage SilverCloud Health’s award-winning platform and more than 17 years of clinical research to enrich its own behavioral health offerings, as well as to develop new digital specialty care programs.

Conversa Health: Conversa Health helps leading healthcare organizations including Northwell Health, UCSF Health, UNC Health, University Hospitals and Prisma Health to remotely manage and engage patients by delivering configurable, automated text-based conversations to support a wide range of clinical needs – from pre-admission patient education and preparedness to post-acute monitoring, to chronic care management and more. The core technology of Conversa Health extends health system care teams by using automated patient interactions to ensure patients stay on track before and after live or virtual visits. Amwell will leverage Conversa Health’s proprietary patient profiling and health signals engine and library of evidence-based digital pathways to advance initiatives aimed at longitudinal care, clinical quality and population health. Using automated patient outreach and engagement tools alongside care management teams, Amwell clients will benefit from improved care coordination, cost management, patient experience and outcomes.

In addition to the above, the Conversa Health and SilverCloud Health acquisitions will help Amwell realize value in a number of key ways:

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Advanced Platform Offerings — The combined company will seek to pioneer new digital care workflows and programs to improve patient engagement and care team reach, as well as to advance care delivery outcomes. Initial efforts will focus on virtual care automation and patient companionship to advance longitudinal care, behavioral health, and other specialty and chronic care segments.

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Accelerated Growth Opportunity in New Markets — Amwell will expand its current client base to include hospital, health system, health plan and employer clients of Conversa Health and SilverCloud Health. The geographical footprint of SilverCloud Health will also help Amwell to accelerate its global growth plans, specifically within the United Kingdom and Ireland.

“There is a tremendous unmet need for mental health solutions in today’s world. While SilverCloud Health’s mental health programs have been used to support over 750,000 people to date, in partnership with more than 300 organizations globally including The Irish Health Service Executive and over 80% of the U.K.’s NHS mental health services, our work has only just begun,” said Ken Cahill, CEO of SilverCloud Health. “We are delighted that the next chapter will be from the Amwell platform. The reach of Amwell provides us with the access and resources to become the true global leader of digital mental health care delivery. The SilverCloud team has worked tirelessly for over a decade, and today becoming part of Amwell enables us to scale against our vision of effective mental healthcare for all.”

“Conversa Health pioneered automated virtual care to transform traditional care delivery and dramatically improve patient access, experience, and outcomes while lowering cost,” said Murray Brozinsky, CEO of Conversa Health. “We’re thrilled to join forces with Amwell, the clear telehealth platform leader, and together to usher in the hybrid care delivery model of the future. Blending physical, virtual, and automated care is a game changer for patients and providers alike. This is a big step for Conversa, and a giant leap for healthcare.”

Aggregate purchase price for SilverCloud and Conversa is approximately $320 million and Amwell expects to fund the transactions using a mix of stock and cash. On a standalone basis and excluding any deferred revenue write downs, aggregated 2021 calendar revenue of Conversa and SilverCloud is expected to be approximately $15 million with an anticipated revenue growth rate of approximately 100% in 2022. The parties expect the transactions, which are subject to customary closing conditions, to close in Q3 2021. Further details regarding the acquisitions will be reported on a Form 8-K filing that will be filed with the Securities and Exchange Commission today.

Barclays acted as exclusive financial advisor and Ropes & Gray LLP acted as legal counsel to Amwell on both Transactions. Cantor Fitzgerald & Co. Acted as exclusive financial advisor to Silver Cloud Health.

To learn more please visit: https://business.amwell.com/

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information, please visit https://business.amwell.com/.

American Well, Amwell, Converge and Carepoint are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our Form 10-K filed with the SEC on March 26, 2021. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

[i]

Richards, D., Enrique, A., Eilert, N. et al. A pragmatic randomized waitlist-controlled effectiveness and cost-effectiveness trial of digital interventions for depression and anxiety. npj Digit. Med. 3, 85 (2020). https://doi.org/10.1038/s41746-020-0293- https://www.nature.com/articles/s41746-020-0293-8

ii	Percentage represents data from Coversa Health’s internal analytics team which assesses user outcomes based on platform data.